UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 28, 2016
(Date of earliest event reported)

VERACITY MANAGEMENT GLOBAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-52493	43-1889792
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12720 Hillcrest Road, Suite 750
Dallas, TX 75230
(Address of principal executive offices) (Zip Code)

(214) 365-3099
(Registrant's telephone number, including area code)

21819 Town Place Dr.
Boca Rotan, FL 33433
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-   14(c)).

Section 8.01 Other Events

On January 28, 2016, Veracity Management Global, Inc. announced the signing of an agreement in principal with Santa Fe Resource Development, Inc. Santa Fe, through its subsidiaries PPV, Inc., Bravo Environmental NW, Inc. and River Country Transportation, is a $20 million annual revenue company involved in cleaning and disposal of waste water; transportation of waste water and the repair of water and sewer lines. The agreement is subject to shareholder approval.

A copy of the Company's news release is attached as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

(d)        Exhibits

The Exhibits listed below are furnished as Exhibits to this Current Report on Form 8-K.

Exhibit No.	Description

99.1	Press Release of Veracity Management Global, Inc. dated January 28, 2016.

SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERACITY MANAGEMENT GLOBAL

Dated: January 28, 2016
	By:	/s/ Robert Shuey III
	Name:	Robert Shuey III
	Title:	Chief Executive Officer